Exhibit 99.1

Quintana Maritime Limited
Pandoras 13 & Kyprou Street
166 74 Glyfada
Greece

NEWS RELEASE

Quintana Maritime Limited Further Expands Presence into Capesize Sector By

Agreeing to Purchase 4 Capesize Newbuildings and Secures Two Charters for

Five Years with EDF Trading

ATHENS, GREECE – May 1, 2007 – Quintana Maritime Limited (NASDAQ: QMAR) announced today that it has agreed to purchase four 180,000 deadweight-ton (dwt) Capesize vessels, through a joint venture with AMCI Cape Holdings LLC (“AMCIC”), an affiliate of Hans Mende, who is a member of Quintana’s Board of Directors. The vessels are being built at Korea Shipyard Co., Ltd., a new South Korean shipyard, with delivery expected from May to August of 2010. The contract cost of the four vessels is $310.8 million.

Quintana expects to nominate shipowning companies in which it will own a 50% interest to purchase the vessels, and the remaining 50% will be owned by AMCIC. The Company will pay approximately $31.1 million, $46.7 million and $77.7 million in 2007, 2009, and 2010, respectively, and will control 50% of the shipowning companies. Stamatis Molaris, President and Chief Executive Officer of Quintana Maritime, commented, “Through the joint-venture structure, the Company will minimize cash flow dilution during the vessels’ construction period without stretching its balance sheet’s ability to deliver profitable growth. We are very pleased to have concluded this joint venture with AMCIC.”

The Company will collect, from April 27, 2007 until the delivery of the vessel, $60,000 per annum per ship from AMCIC as management fees for supervising the construction of the vessels. Upon delivery, the Company will manage the ships on behalf of the joint venture, and the shipowning companies will pay QMAR a management fee based on the Company’s budgeted management costs, subject to adjustment in certain circumstances.

The Company’s Conflicts Committee, which comprises three of the Company’s independent, non-executive directors, has approved the transaction.

The Company has secured five-year charters for two of the vessels from their delivery at a net daily average floor rate of approximately $27,720, with 50% profit sharing above the floor rate (based on the monthly AV4 BCI average, as published by the Baltic Exchange) with EDF Trading, a wholly owned subsidiary of EDF, one of the largest utility companies in Europe. EDF trades on Euronext under the ticker “EDF.”

Stamatis Molaris, President and Chief Executive Officer of Quintana Maritime, commented, “We are very pleased to have concluded our current expansion in the

Capesize sector through the new building market by signing the last four contracts at attractive prices. We have increased the Company’s presence in the Capesize sector to 12 ships, including the four ships currently trading. Upon delivery of all new buildings we will operate one of the most modern cape fleets in the dry bulk industry. He further commented “We are also welcoming the growing relationship with one of the major users of commodities in Europe, EDF. Our charters with EDF will generate in excess of $240 million over the life of the charters, assuming only the average net floor rate. We believe that we have further enhanced the earnings and return for our shareholders by ensuring that 2010 will be another year of strong returns and profitability. We are looking forward to developing our relationship with this particular investment grade customer. The particular structure of the time charter contract insulates our shareholders from downside market risk but provides significant cash flow upside potential in the active Capesize sector.”

Fleet Table as of May 1, 2007

CURRENT FLEET	Type	DWT	Year Built	Age (in yrs)	TC Expiration Date (minimum period)
Lowlands Beilun(C)	Capesize	170,162	1999	8.0	March 2010
Iron Manolis(A)	Kamsarmax	82,300	2007	0.1	December 2010
Iron Brooke(A)	Kamsarmax	82,300	2007	0.1	December 2010
Iron Miner	Capesize	177,000	2007	0.1	January 2012
Iron Lindrew(A)	Kamsarmax	82,300	2007	0.2	December 2010
Iron Knight(A)	Panamax	76,429	2004	2.9	December 2010
Coal Hunter(A)	Kamsarmax	82,300	2006	0.4	December 2010
Pascha(A)	Kamsarmax	82,300	2006	0.4	December 2010
Coal Gypsy(A)	Kamsarmax	82,300	2006	0.4	December 2010
Iron Anne(A)	Kamsarmax	82,000	2006	0.6	December 2010
Iron Vassilis(A)	Kamsarmax	82,000	2006	0.8	December 2010
Iron Bill (A)	Kamsarmax	82,000	2006	0.9	December 2010
Santa Barbara(A)	Kamsarmax	82,266	2006	1.1	December 2010
Ore Hansa(A)	Kamsarmax	82,229	2006	1.1	December 2010
Iron Kalypso(A)	Kamsarmax	82,204	2006	1.3	December 2010
Iron Fuzeyya(A)	Kamsarmax	82,229	2006	1.3	December 2010
Iron Bradyn(A)	Kamsarmax	82,769	2005	2.2	December 2010
Grain Harvester(A)	Panamax	76,417	2004	2.7	July 2009

Grain Express(A)	Panamax	76,466	2004	3.1		December 2010
Kirmar( B)	Capesize	165,500	2001	5.6		March 2008
Iron Beauty( B)	Capesize	165,500	2001	5.8		April 2010
Coal Pride(E)	Panamax	72,600	1999	7.4		February 2009
Iron Man (C)	Panamax	72,861	1997	9.8		March 2010
Coal Age (C)	Panamax	72,861	1997	9.9		September 2007
Fearless 1(C)	Panamax	73,427	1997	10.0		March 2008
Barbara (D)	Panamax	73,390	1997	10.2		July 2007
Linda Leah (D)	Panamax	73,390	1997	10.2		February 2008
King Coal	Panamax	72,873	1997	10.3		March 2008
Coal Glory (C)	Panamax	73,670	1995	12.2		June 2008
Total Current Fleet	29 Vessels	2,644,043		4.0 years avg	(J)

FLEET TO BE DELIVERED	Type	DWT	Year Built	Age (in yrs)		Delivery Range
Newbuilding 1(E) (G)	Capesize	180,000	2010	*		March 2010
Newbuilding 2(F) (H)	Capesize	181,000	2010	*		October 2010
Newbuilding 3(F) (H)	Capesize	181,000	2010	*		December 2010
Newbuilding 4(E)	Capesize	180,000	2008	*		November 2008
Newbuilding 5(G) (I)	Capesize	180,000	2010	*		May 2010
Newbuilding 6(G) (I)	Capesize	180,000	2010	*		June 2010
Newbuilding 7(G) (I)	Capesize	180,000	2010	*		July 2010
Newbuilding 8(G)(I)	Capesize	180,000	2010	*		August 2010
Total Fleet to be Delivered	8 Vessels	1,442,000
TOTAL FLEET	37 Vessels	4,086,043		1.6 years avg	(J)

*	Under Construction

(A), (B), (C), (D), (E), (F) and (G) indicate sister ships. As of May 1, 2007 Quintana had five sets of sister ships, including the vessels recently acquired from Metrobulk. All seventeen ships that are part of the Metrobulk acquisition are sister ships. Sister ships indicate vessels of the same class made in the same shipyard. The sister-ship concept further enhances our operational flexibility and efficiency.

(H) Quintana holds a 42.8% interest in the joint venture that will own this vessel.

(I) Quintana will hold a 50% interest in the joint venture that will own these vessels.

(J) On a dwt weighted average

ABOUT QUINTANA MARITIME LIMITED

Quintana Maritime Limited, based in Greece, is an international provider of dry bulk cargo marine transportation services. As of today, the company owns and operates a fleet of 29 vessels, including 14 Kamsarmax bulkers, 11 Panamax size vessels and 4 Capesize vessels with a total carrying capacity of 2,473,881 dwt and an average age of 4.0 years on a dwt weighted average. In addition, Quintana is a 42.8% owner in a joint venture that has recently ordered a Capesize newbuilding of an aggregate capacity of 180,000 dwt with expected delivery ex-yard in March 2010. In addition, Quintana will hold a 50% interest in six joint ventures that will own six Capesize newbuildings of an aggregate capacity of 1,082,000 dwt with expected delivery ex-yard in third to fourth quarter 2010. In addition, Quintana has recently entered into an agreement to acquire an additional newbuild Capesize vessel with 180,000 dwt cargo capacity with expected delivery ex-yard in fourth quarter 2008. Once all acquisitions and newbuild orders are completed and assuming no vessel disposals, Quintana will have a fleet of 37 dry bulk vessels, including 12 Capesize vessels, 11 Panamax vessels and 14 Kamsarmax vessels, with a total capacity of 4,086,043 dwt. The deadweight average age of the whole fleet, including the Capesize vessels on order, currently is 1.6 years.

Forward Looking Statement

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth strategy and measures to implement such strategy; including expected vessel acquisitions and entering into further time charters. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations of such words and similar expressions are intended to identify forward-looking statements. Such statements include comments regarding expected revenues and time charters. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to changes in the demand for dry bulk vessels, competitive factors in the market in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For Immediate Release

Company Contact:	Investor Relations / Financial Media:
Paul J. Cornell Chief Financial Officer Tel. 713-751-7525 E-mail: pcornell@quintanamaritime.com	Paul Lampoutis Capital Link, Inc, New York Tel. 212.661.7566 E-mail: plampoutis@capitallink.com